EXHIBIT 10.1

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 29, 2023 (the “Amendment”), between Pro-Dex, Inc., a Colorado corporation (the “Borrower”), and Minnesota Bank & Trust, a division of HTLF Bank, successor by merger to Minnesota Bank and Trust (the “Lender”).

RECITALS:

A. The Borrower and the Lender are parties to that certain Amended and Restated Credit Agreement dated as of November 6, 2020, as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of November 5, 2021, and by that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of December 29, 2022 (as so amended, the “Original Agreement”).

B. The Borrower has requested that the Lender amend certain terms of the Original Agreement.

C. Subject to the terms and conditions of this Amendment, the Lender will agree to the foregoing request of the Borrower.

NOW, THEREFORE, the parties agree as follows:

1. Defined Terms. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby.

2. Amendment. The Original Agreement is hereby amended as follows:

(a) The definitions of the terms “Revolving Credit Termination Date” and “Supplemental Revolving Credit Termination Date” defined in Section 1.01 of the Original Agreement is hereby amended in its entirety to read as follows:

“Revolving Credit Termination Date’ means the earliest to occur of (a) December 29, 2025, (b) the date the Revolving Credit Commitment is reduced to zero pursuant to Section 2.04, and (c) the termination of the Revolving Credit Commitment pursuant to Section 8.02.

     ‘Supplemental Revolving Credit Termination Date’ means the earliest to occur of (a) December 29, 2025, (b) the date the Supplemental Revolving Credit Commitment is reduced to zero pursuant to Section 2.04, and (c) the termination of the Supplemental Revolving Credit Commitment pursuant to Section 8.02.”

(b) Section 7.13(b) of the Original Agreement is hereby amended by deleting the occurrence of the phrase “on any subsequent Measurement Date” in such Section.

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(c) Article IX of the Original Agreement is hereby amended by adding a new Section 9.15 to read as follows:

“ Section 9.15 Arbitration.

(a) Disputes. Lender and Borrower hereby agree that all disputes, claims and controversies between them whether individual or joint in nature, whether arising from the agreement, or any related note or agreement, whether in tort, contract or equitable, and now existing or hereafter arising (collectively, “Disputes”) shall be arbitrated pursuant to the Rules of the American Arbitration Association in effect at the time the claim is filed, upon request of either party. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision. The Arbitration provision is a material inducement for the parties entering into the transactions relating to this agreement. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration. DISPUTES SUBMITTED TO ARBITRATION ARE NOT RESOLVED IN COURT BY A JUDGE OR JURY. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARBITRATED PURSUANT TO ARBITRATION. No party hereto shall be entitled to join or consolidate Disputes by or against others in any arbitration, or to include in any arbitration any Dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(b) Governing Rules. If a Dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the Dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Procedures before resorting to arbitration, litigation, or some other Dispute resolution procedure. Any arbitration proceeding in which the amount in controversy is: (i) at least $1,000,000.00 shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial Disputes; (ii) $5,000,000.00 or less will be decided by a single arbitrator who shall not render an award of greater than $5,000,000.00; and (iii) $5,000,000.00 or more shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. Every arbitrator shall be a neutral practicing attorney or a retired member of the state or federal judiciary, in either case with a minimum of ten years’ experience in the substantive law applicable to the subject matter of the Dispute. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. The Arbitration provision shall survive the repayment of the Notes and the termination, amendment, or expiration of any of the documents or any relationship between the parties. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any

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arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction.

(c) Self Help, Provisional Remedies and Foreclosure. No action by any party to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; foreclosing against real property, invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code.

(d) Small Claims Court. Any party may require that a Dispute be resolved in Small Claims Court if the Dispute and related claims are fully within that court’s jurisdiction.

(e) Real Property Collateral. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property located in a state which recognizes a one action rule unless any conditions for arbitration that are set forth in the mortgage or deed of trust are satisfied; if any such Disputes are not referred to arbitration, then any provision in the mortgage or deed of trust providing for the referral of Disputes to a referee or master shall be applicable to such Disputes.

(f) Self Help, Provisional Remedies and Foreclosure. No action by any party to take or dispose of any collateral securing any Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; foreclosing against real property; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing any Note, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing any Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party.”

3. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) when, and only when, the Lender shall have received:

(a) this Amendment, duly executed by the Borrower;

(b) a non-refundable Revolving Credit extension fee in the amount of $10,000,

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payable in immediately available funds;

(c) a non-refundable Supplemental Revolving Credit extension fee in the amount of $6,000, payable in immediately available funds;

(d) evidence that the Borrower is in good standing in the States of California and Colorado; and

(e) such other documents as the Lender may reasonably request.

4. Representations and Warranties. To induce the Lender to enter into this Amendment, the Borrower represents and warrants to the Lender as follows:

(a) The execution, delivery and performance by the Borrower of this Amendment and each other Loan Document to which the Borrower is a party have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any shareholder), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower’s articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property;

(b) The representations and warranties contained in the Original Agreement are true and correct as of the date hereof as though made on that date except: (i) to the extent that such representations and warranties relate solely to an earlier date; and (ii) that the representations and warranties set forth in Section 5.04 of the Original Agreement to the audited annual financial statements and internally-prepared interim financial statements of the Borrower shall be deemed to be a reference to the audited financial statements and interim financial statements, as the case may be, of the Borrower most recently delivered to the Lender pursuant to Section 6.01(a) or 6.01(b) of the Original Agreement;

(c) No events have taken place and no circumstances exist at the date hereof which would give the Borrower the right to assert a defense, offset or counterclaim to any claim by the Lender for payment of the Obligations;

(d) The Original Agreement, as amended by this Amendment, and each other Loan Document to which the Borrower is a party are the legal, valid and binding obligations of the Borrower and are enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies; and

(e) Before and after giving effect to this Amendment, there does not exist any

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Default or Event of Default.

5. Release. The Borrower hereby releases and forever discharges the Lender and its successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which the Borrower ever had or now has against the Lender or its successors, assigns, directors, officers, agents, employees or participants by virtue of the Lender’s relationship to the Borrower in connection with the Loan Documents and the transactions related thereto

6. Reference to and Effect on the Loan Documents.

(a) From and after the date of this Amendment, each reference in the Original Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Original Agreement, and each reference to the “Credit Agreement”, the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Original Agreement in any other Loan Document shall mean and be a reference to the Original Agreement as amended hereby; and except as specifically set forth above, the Original Agreement remains in full force and effect and is hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Agreement or any other Loan Document, nor constitute a waiver of any provision of the Agreement or any such other Loan Document.

7. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including their reasonable attorneys’ fees and legal expenses. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder and agrees to save the Lender harmless from and against any and all liabilities with respect to, or resulting from, any delay in the Borrower’s paying or omission to pay, such taxes or fees.

8. Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10. Counterparts. This Amendment may be executed in counterparts and by separate parties in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same document. Receipt by telecopy, pdf file or other electronic means of any executed signature page to this Amendment shall constitute effective delivery of such

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signature page.

11. Recitals. The Recitals hereto are incorporated herein by reference and constitute a part of this Amendment.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above.

BORROWER:

LENDER:

[signature page Amendment No. 3 to Amended and Restated Credit Agreement]